SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Anheuser-Busch InBev SA/NV

(Exact Name of Registrant as Specified in Its Charter)

Belgium	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification no.)

Brouwerijplein 1 3000 Leuven, Belgium	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

(FOR CO-REGISTRANTS, PLEASE SEE “TABLE OF CO-REGISTRANTS” ON THE FOLLOWING PAGE)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐

Securities Act registration statement file number to which this form relates: 333-223774
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
3.500% Notes due 2024 4.000% Notes due 2028 4.375% Notes due 2038 4.600% Notes due 2048 4.750% Notes due 2058 Floating Rate Notes due 2024	New York Stock Exchange New York Stock Exchange New York Stock Exchange New York Stock Exchange New York Stock Exchange New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

TABLE OF CO-REGISTRANTS

Exact Name as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Number	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Principal Executive Offices
Anheuser-Busch InBev Worldwide Inc.*	Delaware,	2082	43-1162835	One Busch Place, St. Louis,
	United States			Missouri 63118, U.S.A.
				Tel: +1 (314) 577-2000

Anheuser-Busch InBev Finance Inc.	Delaware, United States	2082	38-3893771	250 Park Avenue, New York, New York, U.S.A. 10177
				Tel: +1 (212) 573-8800

Cobrew NV	Belgium	2082	N/A	Brouwerijplein 1, 3000 Leuven,
				Belgium
				Tel: +32 16 27 61 11

Brandbrew S.A	Luxembourg	2082	N/A	Zone Industrielle Breedewues No. 15, L-1259 Senningerberg, Luxembourg
				Tel: +352 26 15 96 23

Brandbev S.à r.l.	Luxembourg	2082	N/A	Zone Industrielle Breedewues No. 15, L-1259 Senningerberg, Luxembourg
				Tel: +352 26 15 96 23

Anheuser-Busch Companies, LLC	Delaware,	2082	43-1162835	One Busch Place, St. Louis,
	United States			Missouri 63118, U.S.A.
				Tel: +1 (314) 577-2000

*	Anheuser-Busch InBev Worldwide Inc. is the issuer of the debt securities offered hereby. The other listed registrants are guarantors of the debt securities.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrant has filed with the Securities and Exchange Commission (the “Commission”) a red prospectus dated March 20, 2018 (the “Red Prospectus Supplement”) to a prospectus dated March 19, 2018 (the “Prospectus”), relating to the securities to be registered hereunder included in the Registrant’s automatic shelf Registration Statement on Form F-3 (File No. 333-223771), which became automatically effective on March 19, 2018.

Item 1. Description of Registrant’s Securities to be Registered

The material set forth in (i) the section captioned “Description of Debt Securities and Guarantees”, “Legal Ownership” and “Tax Considerations” in the registrant’s Registration Statement on Form F-3 (File No. 333-223774) filed with the Securities and Exchange Commission on March 19, 2018, and (ii) the sections captioned “Description of the Notes” and “Taxation” in the Issuer’s Red Prospectus Supplement, dated March 20, 2018 are each incorporated herein by reference. Copies of such descriptions will be filed with the New York Stock Exchange, Inc.

Item 2. Exhibits.

4.1.	Form of Indenture, among the Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) (incorporated by reference to Exhibit 4.1 to Form F-3 (File No. 333-223774) filed by Anheuser-Busch InBev SA/NV on March 19, 2018).

4.2	Form of First Supplemental Indenture, among the Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and the Trustee.

4.3	Form of Second Supplemental Indenture, among the Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and the Trustee.

4.4	Form of Third Supplemental Indenture, among the Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and the Trustee.

4.5	Form of Fourth Supplemental Indenture, among the Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and the Trustee.

4.6	Form of Fifth Supplemental Indenture, among the Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and the Trustee.

4.7	Form of Sixth Supplemental Indenture, among the Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and the Trustee.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Anheuser-Busch InBev Worldwide Inc.

Date:	March 29, 2018	By:	/s/ Bryan Warner
		Name:	Bryan Warner
		Title:	Authorized Signatory

Anheuser-Busch InBev SA/NV

By:	/s/ Ann Randon	By:	/s/ Jan Vandermeersch
Name:	Ann Randon	Name:	Jan Vandermeersch
Title:	Authorized Signatory	Title:	Authorized Signatory

Cobrew NV

By:	/s/ Ann Randon	By:	/s/ Jan Vandermeersch
Name:	Ann Randon	Name:	Jan Vandermeersch
Title:	Authorized Signatory	Title:	Authorized Signatory

Brandbrew S.A.

By:	/s/ Octavio Chino	By:	/s/ Yannick Bomans
Name:	Octavio Chino	Name:	Yannick Bomans
Title:	Authorized Signatory	Title:	Authorized Signatory

Brandbev S.à r.l.

By:	/s/ Christine Delhaye	By:	/s/ Yannick Bomans
Name:	Christine Delhaye	Name:	Yannick Bomans
Title:	Authorized Signatory	Title:	Authorized Signatory

Anheuser-Busch Companies, LLC

		By:	/s/ Bryan Warner
		Name:	Bryan Warner
		Title:	Authorized Signatory

Anheuser-Busch InBev Finance Inc.

		By:	/s/ Bryan Warner
		Name:	Bryan Warner
		Title:	Authorized Signatory

INDEX TO EXHIBITS

Exhibit No.

4.1.	Form of Indenture, among the Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) (incorporated by reference to Exhibit 4.1 to Form F-3 (File No. 333-223774) filed by Anheuser-Busch InBev SA/NV on March 19, 2018).

4.2	Form of First Supplemental Indenture, among the Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and the Trustee.

4.3	Form of Second Supplemental Indenture, among the Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and the Trustee.

4.4	Form of Third Supplemental Indenture, among the Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and the Trustee.

4.5	Form of Fourth Supplemental Indenture, among the Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and the Trustee.

4.6	Form of Fifth Supplemental Indenture, among the Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and the Trustee.

4.7	Form of Sixth Supplemental Indenture, among the Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch InBev SA/NV, Brandbrew S.A., Brandbev S.à r.l., Cobrew NV, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC and the Trustee.